UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2013 (April 22, 2013)

Anoteros, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-52561	88-0368849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 Center Drive West, Suite 500 Los Angeles, CA 90045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 997-2482

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 22, 2013 Kevin Vining was appointed the registrant’s chairman, chief executive officer, president, and secretary, to serve in such capacities until his successor is elected and qualified.  Mr. Vining is also a director of the registrant, and Mr. Vining and the registrant were parties to the transaction described in the registrant’s current report filed on March 28, 2013.  Mr. Vining served as National Sales Director for Card of America from approximately November, 2008 until it was acquired by Antero Payment Solutions, the registrant’s subsidiary on March 29, 2011, and then continued with Antero Payment Solutions for a few months under a Memorandum of Understanding.  Mr. Vining worked for Aflac from May, 1990 until August, 2008.  The registrant also entered into indemnification agreements with each of Mr. Vining, directors Robert O’Connor and Frederick D. Pettit and former director and chief financial officer Michael Lerma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Anoteros, Inc.

Dated:  April 25, 2013

By:                 /S/  Michael Lerma
Michael Lerma, Chief Financial Officer